EXHIBIT 99

STOCK INCENTIVE PLAN
CRC CRYSTAL RESEARCH CORPORATION
2010 Stock Incentive Plan
Approved By Board on: January 12, 2010
Anticipated Approved By Stockholders: January 16, 2010
Estimated Termination Date: January 16, 2020

1. General.

(a)   Eligible Recipients. The persons eligible to receive Options or shares of Common Stock are Employees, Directors and Consultants.

(b)  Available Options and Stock. The Plan provides for the grant of Incentive Stock Options, Nonstatutory Stock Options and  shares  of Common Stock, whether newly  issued  or  to replace previous grants or intended grants.

(c)   General Purpose. The Company, by means of  the  Plan, seeks  to  secure and/or retain for itself or any  Affiliate the  services of the persons eligible to receive Options  or shares  of  Common  Stock as set forth in Section  l(a),  to provide incentives for such persons to exert maximum efforts for  the  success  of the Company and any Affiliate  and  to provide  a  means by which such eligible recipients  may  be given  an opportunity to benefit from increases in value  of the Common Stock.

2. Administration.

(a)   Administration by Board. The Board  shall  administer the Plan unless and until the Board delegates administration of  the  Plan  to a Committee or Committees, as provided  in Section 2(c).

(b)   Powers  of  Board. The Board shall  have  the  power,subject  to  and  within  the limitations  of,  the  express provisions of the Plan:

(i)  To  determine from time to time (A)  which  of  the persons eligible under the Plan shall be granted Options or receive  shares  of  Common Stock; (B) when  and  how  each Option  shall be granted or shares of Common Stock  issued; (C)  what  type or combination of types of Option shall  be granted   or  shares  of  Common  Stock  issued;  (D)   the provisions of each Option granted or share of Common  Stock issuance (which need not be identical), including the  time or times when a person shall be permitted to receive Common Stock  pursuant to an Option; (E) the number of  shares  of Common  Stock  with  respect to which an  Option  shall  be granted  or  shares may be issued to each such person;  and (F)  whether  and  the extent to which Options  granted  or shares of Common Stock issued hereunder shall be granted or issued  in  replacement for grants or issuances  under  any plan previously adopted by the Company.

(ii)  To  construe  and interpret the Plan  and  Options granted or shares issued under it, and to establish,  amend and  revoke  rules and regulations for its  administration. The  Board, in the exercise of this power, may correct  any defect,  omission, inconsistency or ambiguity in the  Plan, any  Option  Agreement  or Stock Issuance  Agreement  in  a manner   and   to  the  extent  it  shall  deem  necessary, desirable, advisable or expedient to make the Plan,  Option or share issuance fully effective.

(iii) To settle all controversies regarding the Plan and the Options granted or shares of Common Stock issued under it.

(iv) To accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof or any share issuance will vest in accordance  with the  Plan,  notwithstanding the provisions  in  the  Option stating the time at which it may first be exercised or  the time during which it will vest or in corresponding provisions of a Stock Issuance Agreement.

(v)  To suspend or terminate the Plan at any time; provided, however, that suspension or termination of the Plan shall not impair rights and obligations  under  any Option  granted or shares of Common Stock issued while  the Plan  is in effect except with the written consent  of  the affected Optionholder or stockholder.

(vi)  To amend the Plan in any respect the Board deems necessary, desirable, advisable or expedient, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Options granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided   in   Section  9(a)  relating  to  Capitalization Adjustments, stockholder approval shall be required for any amendment  of  the Plan that (A) materially  increases  the number  of  shares of Common Stock available  for  issuance under  the  Plan,  (B)  materially  expands  the  class  of individuals eligible to receive Options or shares of Common Stock under the Plan, (C) materially increases the benefits accruing to Optionholders or recipients of shares of Common Stock  under  the Plan or materially reduces the  price  at which  shares  of Common Stock may be issued  or  purchased under  the Plan, or (D) materially extends the term of  the Plan, but only to the extent required by applicable law  or listing   requirements.  Except  as  provided  in   Section 2(b)(viii),  rights under any Option granted or  shares  of Common Stock issued before amendment of the Plan shall  not be impaired by any amendment of the Plan unless the Company requests  and  obtains the written consent of the  affected Optionholder or recipient of shares of Common Stock.

   (vii)   To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (i) Section 162(m) of the Code and the regulations  thereunder regarding  the  exclusion of performance-based  compensation from  the  limit on corporate deductibility of  compensation paid  to  Covered Employees, (ii) Section 422 of the Code regarding Incentive Stock Options or (iii) Rule 16b-3.

(viii)  To amend the terms of any one or more Options  or issuance  of  shares  of Common Stock,  including,  but  not limited to, amendments to provide terms more favorable  than previously  provided  in  the  Option  Agreement  or   Stock Issuance Agreement, subject to any specified limits  in  the Plan  that  are  not  subject to Board discretion;  provided however,  that, the rights under any Option or stock  option issuance shall not be impaired by any such amendment  unless the  Company requests and obtains the written consent of the affected  Optionholder  or recipient  of  shares  of  Common Stock.   Notwithstanding  the  foregoing,  subject  to   the limitations  of  applicable law, if  any,  and  without  the affected Optionholder's or stockholder's consent, the  Board may  amend  the  terms of any one or more Options  or  share issuances  if necessary to maintain the qualified status  of an  Option  as  an Incentive Stock Option  or  to  bring  an Option  or  share issuance into compliance with  Code  Section 409A (or  any  other  provision  of the  Code)  and  the  related guidance thereunder.

(ix)  Generally, to exercise such powers and to perform such   acts   as the Board deems necessary,  desirable, advisable or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan, Options or share issuances.

(x)  To  adopt  such  procedures  and  sub-plans  as  are necessary  or  appropriate to permit participation  in  the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c)  Delegation to Committee.

(i)  General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of  the Plan, the powers theretofore possessed by the Board that  have  been delegated to the Committee, including  the power to delegate to a subcommittee of the Committee any of the  administrative powers the Committee is  authorized  to exercise  (and references in this Plan to the  Board  shall thereafter  be to the Committee or subcommittee),  subject, however,  to  such resolutions, not inconsistent  with  the provisions of the Plan, as may be adopted from time to time by  the  Board.  The  Board  may retain  the  authority  to concurrently  administer the Plan with  the  Committee  and may,  at any time, revest in the Board some or all  of  the powers previously delegated.

(ii)  Section  162(m) and Rule 16b-3 Compliance.  In  the sole  discretion  of the Board, the Committee  may  consist solely of two or more Outside Directors, in accordance with Section 162(m)  of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition,  the Board  or  the Committee, in its sole discretion,  may  (A) delegate  to  a  Committee of Directors  who  need  not  be Outside  Directors the authority to grant Options or  issue shares  of Common Stock to eligible persons who are  either not  then  Covered  Employees and are not  expected  to  be Covered  Employees  at  the time of recognition  of  income resulting from such Option or issuance or not persons  with respect  to whom the Company wishes to comply with  Section 162(m) if the Code or (B) delegate to a Committee of Directors who need  not be Non-Employee Directors the authority to  grant Options or issue shares of Common Stock to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)  Delegation to an Officer. The Board may delegate to one or  more Officers the authority to do one or  both  of  the following (i) designate Employees who are not Officers to be recipients  of  Options or shares of Common  Stock  and  the terms  thereof and (ii) determine the number  of  shares  of Common  Stock  to  be subject to Options  granted  or  share issuances  to  such Employees; provided, however,  that  the Board  resolutions regarding such delegation  shall  specify the  total  number  of shares of Common Stock that may be subject to the Options granted or shares issued by such Officer and that such Officer may not grant an Option or issue shares to himself or herself. Notwithstanding anything to the  contrary in this Section 2(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 13(s)(ii) below.

(e)    Effect of Board's  Decision.  All  determinations, interpretations and constructions made by the Board in  good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3. Shares Subject to the Plan.

(a)   Share  Reserve. Subject to the provisions of  Section 8(a)  relating  to adjustments upon changes  in  stock,  the aggregate  number of shares of Common Stock of  the  Company that  may  be issued pursuant to Options or share  issuances after  the Effective Date shall not exceed 6,000,000 shares, including  Options  or share issuances granted  or  made  in replacement for grants or issuances or purported  grants  or issuances  under any previous plan adopted by  the  Company. For  clarity, the limitation in this subsection  3(a)  is  a limitation on the number of shares of Common Stock that  may be issued pursuant to the Plan. Furthermore, if an Option or share issuance expires or otherwise terminates without having been exercised in full, such expiration or termination shall  not  reduce (or  otherwise  offset)  the number of shares of Common Stock that may be issued pursuant to the Plan.

(b)  Return to Reserve. If any shares of Common Stock issued pursuant  to an Option or share issuance are forfeited  back to  the Company because of the failure to meet a contingency or   condition   required  to  vest  such  shares   in   the Optionholder or intended stockholder, then the shares  which are forfeited shall revert to and again become available for issuance under the Plan. Any shares withheld by the  Company pursuant to Section 7(g) or as acquired as consideration for the  exercise of an Option or issuance of shares shall again become available for issuance under the Plan.

(c)   Section 162(m) Limitation on Annual Grants. Subject  to  the provisions   of  Section  9(a)  relating  to  Capitalization Adjustments, at such time as the Company may be  subject  to the  applicable  provisions  of  Section 162(m)  of  the  Code,  no Employee shall be eligible to be granted during any calendar year  Options  or  share  issuances where  the  exercise  or purchase  price is less than one hundred percent  (100%)  of the  Fair  Market Value of the Common Stock on the date  the Option is granted or shares are authorized for issuance.

(d)   Source of Shares. The stock issuable under  the  Plan shall  be  shares of authorized but unissued  or  reacquired Common Stock, including shares repurchased by the Company.

4. Eligibility.

(a)   Eligibility  for  Specific Options.  Incentive  Stock Options may be granted only to Employees of the Company or a parent corporation or subsidiary corporation (as such  terms are  defined  in Code Section 424(e) and (f)). Nonstatutory  Stock Options  may  be granted and shares of Common Stock  may  be issued to Employees, Directors and Consultants.

(b)   Ten  Percent Stockholders. A Ten Percent  Stockholder shall  not  be granted an Incentive Stock Option unless  the exercise  price of such Option is at least one  hundred  ten percent (110%) of the Fair Market Value of the Common  Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)   Consultants. A Consultant shall be eligible  for  the grant  of  an  Option or issuance of shares of Common  Stock only  if,  at  the  time of grant, a Form  S-8  Registration Statement under the Securities Act ("Form S-8") is available to  register  either the offer or the sale of the  Company's securities to such Consultant because of the nature  of  the services  that the Consultant is providing to  the  Company, because  the Consultant is a natural person, or  because  of any other rule governing the use of Form S-8.

5. Option Provisions.

Each  Option  shall be in such form and shall contain  such terms  and  conditions as the Board shall deem  appropriate. All  Options shall be separately designated Incentive  Stock Options or Nonstatutory Stock Options at the time of  grant, and,  if certificates are issued, a separate certificate  or certificates  shall  be issued for shares  of  Common  Stock purchased  on exercise of each type of Option. If an  Option is not specifically designated as an Incentive Stock Option, then  the  Option shall be a Nonstatutory Stock Option.  The provisions  of  separate  Options  need  not  be  identical; provided, however, that each Option Agreement shall  include (through incorporation of provisions hereof by reference  in the Option Agreement or otherwise) the substance of each  of the following provisions:

(a)   Term.  Subject  to  the provisions  of  Section  4(b) regarding  Ten  Percent Shareholders,  no  Option  shall  be exercisable after the expiration of ten (10) years from  the date  of its grant or such shorter period specified  in  the Option Agreement.

(b)   Exercise Price. Subject to the provisions of  Section 4(b)  regarding Ten Percent Stockholders, the exercise price of  each  Option shall be not less than one hundred  percent (100%)  of the Fair Market Value of the Common Stock subject to   the   Option  on  the  date  the  Option  is   granted. Notwithstanding the foregoing, an Option may be granted with an  exercise price lower than one hundred percent (100%)  of the  Fair  Market Value of the Common Stock subject  to  the Option  if  such Option is granted pursuant to an assumption or  substitution  for another option in a manner  consistent with  the provisions of Section 424(a) of the Code (whether or  not such options are Incentive Stock Options).

(c)   Consideration.  The purchase price  of  Common  Stock acquired  pursuant  to the exercise of an  Option  shall  be paid,  to  the  extent permitted by applicable  law  and  as determined  by  the  Board in its sole  discretion,  by  any combination of the methods of payment set forth  below.  The Board shall have the authority to grant Options that do  not permit all of the following methods of payment (or otherwise restrict  the ability to use certain methods) and  to  grant Options that require the consent of the Company to utilize a particular  method  of  payment.  The  methods  of   payment permitted by this Section 5(c) are:

(i)  by cash, check, bank draft or money order payable  to the Company;

(ii)  pursuant to a program developed under  Regulation  T as  promulgated by the Federal Reserve Board that, prior  to the issuance of the stock subject to the Option, results  in either the receipt of cash (or check) by the Company or  the receipt  of  irrevocable instructions to pay  the  aggregate exercise price to the Company from the sales proceeds;

(iii)  by  delivery  to  the  Company  (either  by  actual delivery or attestation) of shares of Common Stock;

(iv)  by  a "net exercise" arrangement pursuant  to  which the Company will reduce the number of shares of Common Stock issued  upon exercise by the largest whole number of  shares with  a Fair Market Value that does not exceed the aggregate exercise  price; provided, however, that the  Company  shall accept a cash or other payment from the Optionholder to  the extent  of  any remaining balance of the aggregate  exercise price not satisfied by such reduction in the number of whole shares  to  be  issued; provided, farther,  that  shares  of Common  Stock will no longer be outstanding under an  Option and  will  not be exercisable thereafter to the extent  that (A)  shares  are used to pay the exercise price pursuant  to the   "net  exercise,"  (B)  shares  are  delivered  to  the Optionholder  as a result of such exercise, and  (C)  shares are withheld to satisfy tax withholding obligations; or

(v)  in any other form of legal consideration that may  be acceptable to the Board.

(d)  Transferability of Options. The Board may, in its sole discretion,  impose such limitations on the  transferability of  Options as the Board shall determine. In the absence  of such  a  determination  by the Board to  the  contrary,  the following  restrictions  on the transferability  of  Options shall apply:

(i)  Restrictions  on  Transfer. An Option  shall  not  be transferable  except by will or by the laws of  descent  and distribution and shall be exercisable during the lifetime of the   Optionholder  only  by  the  Optionholder;   provided, however, that the Board may, in its sole discretion,  permit transfer   of  the  Option  in  a  manner  consistent   with applicable  tax  and securities laws upon the Optionholder's request.

(ii)  Domestic Relations Orders.  Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that an Incentive Stock Option may be deemed to be a Nonqualified Option as a result of such transfer.

(iii)   Beneficiary   Designation.  Notwithstanding   the foregoing,  the  Optionholder may,  by  delivering  written notice  to  the Company, in a form provided by or otherwise satisfactory to the Company, designate a third  party  who, in  the  event  of  the  death of the  Optionholder,  shall thereafter be entitled to exercise the Option.

(e)  Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal.  The Option may be subject to such other  terms  and conditions  on the time or times when it may or may  not  be exercised  (which  may  be  based  on  the  satisfaction  of Performance Goals or other criteria) as the Board  may  deem appropriate.  The  vesting provisions of individual  Options may vary. The provisions of this Section 5(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f)  Termination of Continuous Service. Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company as to Options that are not Incentive Stock Options, in the  event that  an Optionholder's Continuous Service terminates (other than  upon  the  Optionholder's  death,  Disability  or  for Misconduct), the Optionholder may exercise his or her Option (to  the  extent  that  the  Optionholder  was  entitled  to exercise  such  Option as of the  date  of  termination  of Continuous  Service) but only within such period of  time ending  on  the  earlier of (i) the date  three  (3)  months  following  the termination of the Optionholder's  Continuous Service (or such longer or shorter period specified  in  the Option Agreement), or (ii) the expiration of the term of the Option  as  set  forth  in the Option Agreement.  If,  after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified  herein or in the Option Agreement (as applicable), the Option shall terminate.

(g)  Extension of Termination Date. An Optionholder's Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the  issuance of shares of Common Stock would  violate  the registration requirements under the Securities Act, then the Option  shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(h)   Disability  of  Optionholder.  If  an  Optionholder's Continuous   Service  terminates  as   a   result   of   the Optionholder's Disability, the Optionholder may exercise his or  her  Option  (to  the extent that the  Optionholder  was entitled to exercise such Option  as  of  the  date   of termination  of  Continuous Service), but only  within  such period  of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or  such  longer or shorter period specified in the  Option Agreement), or (ii) the expiration of the term of the Option as  set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i)   Death  of  Optionholder.  If (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a  reason other than death, then the Option may be exercised (to  the  extent the Optionholder was entitled  to  exercise such  Option  as of the date of death) by the Optionholder's estate,  by a person who acquired the right to exercise  the Option  by  bequest or inheritance or by a person designated to  exercise the option upon the Optionholder's  death,  but only within the period ending on the earlier of (i) the date eighteen  (18) months following the date of death  (or  such longer or shorter period specified in the Option Agreement), or  (ii)  the expiration of the term of such Option  is  set forth  in the Option Agreement. If, after the Optionholder's death, the Option is not exercised within the time specified herein  or  in  the  Option Agreement (as  applicable),  the Option shall terminate.

(j)   Misconduct of Optionholder.  If an Optionholder's Continuous Service terminates for Misconduct, then all outstanding option held by the Optionholder shall terminate immediately and cease to be outstanding.

(k)  Non-Exempt Employees. No Option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards  Act shall be first exercisable for any shares  of Common Stock until at least six months following the date of grant of the Option. The foregoing provision is intended  to operate  so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

(l)  Early Exercise. The Option may, but need not, include a provision  whereby the Optionholder may elect  at  any  time before  the Optionholder's Continuous Service terminates  to exercise  the Option as to any part or all of the shares  of Common Stock subject to the Option prior to the full vesting of  the  Option.  Any  unvested shares of  Common  Stock  so purchased may be subject to a repurchase option in favor  of the Company or to any other restriction the Board determines to  be  appropriate.  The  Company  will  not  exercise  its repurchase  option until at least six (6)  months  (or  such longer  or shorter period of time required to avoid a charge to  earnings for financial accounting purposes) have elapsed following  exercise of the Option unless :he Board otherwise specifically provides in the Option.

6. Stock Issuance Program.

(a)   Stock Issuance Terms. Shares of Common Stock  may  be issued  under the Stock Issuance Program through direct  and immediate  issuances without any intervening option  grants. Each  such  stock  issuance shall be evidenced  by  a  Stock Issuance  Agreement which complies with the terms  specified below.

(i)  The purchase price per share shall be fixed by the Board; provided, however, that in the case of a stock issuances intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the purchase price per share shall be no less than 100% of the Fair Market Value per share on the issuance date.

(ii)  Shares of Common Stock may be issued under the Stock Issuance Program for any of the items of consideration described in paragraph (c) of Section 5 above.

(b)  Vesting Provisions

(i)   Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Board, be fully and immediately vested upon issuance or may  vest  in one  or  more installments over the Participant's period  of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to  any  unvested  shares of Common Stock issued  under  the Stock Issuance Program may include the Service period to  be completed  by the Participant or the performance  objectives to  be  attained; the number of installments in which the shares are to vest; the interval or intervals (if any) which are  to  lapse  between installments, and the effect which death, Disability or other event designated by the Board  is to  have  upon the vesting schedule, shall be determined  by the Board and incorporated into the Stock Issuance Agreement.

(ii)  Any  new,  substituted or additional  securities  or other property (including money paid other than as a regular cash  dividend) which the Participant may have the right  to receive with respect to the Participant's unvested shares of Common  Stock by reason of any stock dividend, stock  split, recapitalization, combination of shares, exchange of  shares or other change affecting the outstanding Common Stock as  a class  without the Company's receipt of consideration  shall be  issued  subject  to  (i) the same  vesting  requirements applicable  to the Participant's unvested shares  of  Common Stock  and (ii) such escrow arrangements as the Board  shall deem appropriate.

(iii)  The Participant shall have full stockholder  rights with  respect  to any shares of Common Stock issued  to  the Participant under the Stock Issuance Program, whether or not the  Participant's  interest  in  those  shares  is  vested. Accordingly,  the Participant shall have the right  to  vote such  shares and to receive any regular cash dividends  paid on such shares.

(iv)  Should  the Participant cease to remain  in  Service while  holding one or more unvested shares of  Common  Stock issued  under  the  Stock Issuance  Program  or  should  the performance objectives not be attained with respect  to  one or  more  such unvested shares of Common Stock,  then  those shares  shall be immediately surrendered to the Company  for cancellation,  and  the Participant shall  have  no  further stockholder  rights  with respect to those  shares.  To  the extent the surrendered shares were previously issued to  the Participant   for  consideration  paid  in  cash   or   cash equivalent   (including  the  Participant's   purchase-money indebtedness),  the Company shall repay to  the  Participant the  cash consideration paid for the surrendered shares  and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable  to  the surrendered shares.

(v)  The  Board may in its discretion waive the  surrender and  cancellation of one or more unvested shares  of  Common Stock  (or  other assets attributable thereto)  which  would otherwise  occur  upon  the cessation of  the  Participant's Service  or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in  the immediate  vesting  of  the Participant's  interest  in  the shares of Common Stock as to which the waiver applies.  Such waiver may be effected at any time, whether before or  after the Participant's cessation of Service or the attainment  or non-attainment of the applicable performance objectives.

(c)  Corporate Transactions/Change in Control.

(i)   All of the Company's outstanding repurchase/cancellation rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase/cancellation rights are to  be  assigned  to  the successor corporation (or parent thereof) in connection with such  Corporate Transaction or (ii) such accelerated vesting is  precluded  by  other limitations imposed  in  the  Stock Issuance Agreement.

(ii)  The Board shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Company's repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within twelve (12) months following the effective date of any Corporate Transaction in which  those repurchase/cancellation rights are assigned to the successor corporation (or parent thereof).

(iii)  The Board shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Company's repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason or an Involuntary Termination within twelve (12) months following the effective date of any Change in Control.

(d)   Share  Escrow/Legends. Unvested shares  may,  in  the Board's  discretion, be held in escrow by the Company  until the  Participant's interest in such shares vests or  may  be issued  directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

7. Covenants of the Company.

(a)   Availability  of  Shares. During  the  terms  of  the Options,  the Company shall keep available at all times  the number  of  shares  of Common Stock reasonably  required  to satisfy such Options or share issuances.

(b)  Securities Law Compliance. The Company shall seek  to obtain  from  each regulatory commission or  agency  having jurisdiction over the Plan such authority as may be required to grant Options, issue and sell shares of Common Stock upon exercise of the Options and issuance shares pursuant to the Stock Issuance Program; provided, however, that   this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any Common Stock issued or issuable pursuant to any such Option or otherwise. If,  after commercially reasonable efforts, the Company  is unable  to  obtain from any such regulatory  commission  or agency  the  authority that counsel for the  Company  deems  necessary for the lawful issuance and sale of Common  Stock under  the  Plan,  the Company shall be relieved  from  any liability  for failure to issue and sell Common Stock  upon exercise  of such Options or share issuance(s)  unless  and until such authority is obtained.

(c)  No Obligation to Notify. The Company shall have no duty or  obligation  to  any  holder of an  Option  or  intended recipient of shares of Common Stock to advise such person as to the time or manner of exercising such Option or acquiring such shares. Furthermore, the Company shall have no duty or obligation  to warn or otherwise advise such  holder  of  a pending termination or expiration of an Option or right  to acquire shares or a possible period in which the Option may not be exercised or shares acquired. The Company has no duty or obligation to minimize the tax consequences of an Option or right to acquire shares of Common Stock.

8. Miscellaneous.

(a)   Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Options or the Stock Issuance Program shall constitute general funds of the Company.

(b)   Corporate  Action Constituting Grant of  Options  or Issuance of Shares. Corporate action constituting a grant by the Company of an Option to any Optionholder or issuance of shares  of  Common Stock to any recipient shall  be  deemed completed  as of the date of such corporate action,  unless otherwise determined by the Board, regardless of  when  the instrument, certificate, letter or other document evidencing the  Option  or  issuance is communicated to,  or  actually received  or  accepted  by,  the Optionholder  or  intended recipient.

(c)  Stockholder Rights. No Optionholder shall be deemed to be  the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Option unless and until such Optionholder has exercised the Option pursuant to its terms and the Optionholder shall not be  deemed to be a stockholder of record until the issuance of  the  Common  Stock pursuant to such exercise  has  been entered into the books and records of the Company.

(d)  No Employment or Other Service Rights. Nothing in the Plan,  any  Option Agreement, Stock Issuance  Agreement  or other instrument executed thereunder or in connection  with any  Option granted or shares issued pursuant to  the  Plan shall confer upon any Optionholder or intended recipient any right  to continue to serve the Company or an Affiliate  in the capacity in effect at the time the Option was granted or shares issued or shall affect the right of the Company or an Affiliate  to terminate (i) the employment of  an  Employee with or without notice and with or without cause, (ii)  the service  of  a  Consultant pursuant to the  terms  of  such Consultant's agreement with the Company or an Affiliate, or (iii)  the service of a Director pursuant to the Bylaws  of the  Company or an Affiliate, and any applicable provisions of  the corporate law of the state in which the Company  or the Affiliate is incorporated, as the case may be.

(e)   Incentive Stock Option $100,000 Limitation.  To  the extent that the aggregate Fair Market Value (determined  at the  time  of grant) of Common Stock with respect to  which Incentive Stock Options are exercisable for the first  time by  any  Optionholder during any calendar year  (under  all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were  granted)  shall  be  treated  as  Nonstatutory  Stock Options,  notwithstanding  any contrary  provision  of  the applicable Option Agreement(s).

(f)   Investment  Assurances. The Company may  require  an Optionholder  or  intended recipient of  shares  of  Common Stock,  as  a  condition of exercising or acquiring  Common Stock under any Option or Stock Issuance Agreement, (i)  to give  written assurances satisfactory to the Company as  to the  Optionholder's or intended recipient's  knowledge  and experience  in  financial and business  matters  and/or  to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchase representative, the merits and risks  of  exercising  the Option or acquiring the shares of Common Stock ; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder or recipient is acquiring Common Stock subject  to the Option or Stock Issuance Agreement for  the Optionholder's or recipient's own account and not with  any present intention of selling or otherwise distributing  the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x)  the  issuance  of  the shares  upon  the  exercise  or acquisition  of  Common Stock under  the  Option  or  Stock Issuance  Agreement  has  been  registered  under  a   then currently   effective  registration  statement  under   the Securities Act, or (y) as to any particular requirement,  a determination is made by counsel for the Company that  such requirement need not be met in the circumstances under  the then  applicable  securities laws. The  Company  may,  upon advice  of counsel to the Company, place legends  on  stock certificates  issued under the Plan as such  counsel  deems necessary or appropriate in order to comply with applicable securities  laws,  including, but not limited  to,  legends restricting the transfer of the Common Stock.

(g)  Withholding Obligations. Unless prohibited by the terms of  an  Option  Agreement or Stock Issuance Agreement,  the Company  may, in its sole discretion, satisfy any  federal, state  or local tax withholding obligation relating  to  an Option or share issuance by any (or any combination) of the following  means  (in addition to the  Company's  right  to withhold from any compensation paid to the Optionholder  or intended  stockholder  by  the Company):  (i)  causing  the Optionholder or intended recipient to tender a cash payment; (ii) withholding shares of Common Stock from the shares  of Common   Stock   issued  or  otherwise  issuable   to   the Optionholder or intended recipient in connection  with  the Option  or  share issuance; or (iii) any other  method  set forth in the Option Agreement or Stock Issuance Agreement.

(h)   Electronic Delivery.  Any reference herein to a "written" agreement or document shall include any agreement or document delivered electronically or posted on the Company's intranet.

(i)  Compliance  with 409A. To the extent that  the  Board determines  that any Option granted or shares issued  under the Plan is or are subject to Section 409A of the Code, the Option  Agreement  evidencing  such  Option  or  applicable   Stock Issuance   Agreement  shall  incorporate  the   terms   and conditions  required by Section 409A of the Code.  To  the  extent applicable, the Plan, Option Agreements and Stock  Issuance Agreements shall be interpreted in accordance with Section 409A of the  Code. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective  Date, the  Board determines that any Option or share issuance  is or may be subject to Section 409A of the Code, the Board may adopt such  amendments  to  the Plan and  the  applicable  Option Agreement  and/or  Stock  Issuance Agreement,  adopt  other policies and procedures (including amendments, policies and procedure  with  retroactive  effect)  or  take  any  other action(s),  that  the  Board determines  are  necessary  or appropriate to (1) exempt the Option or share issuance from Section 409A  of  the  Code  and/or  preserve  the  intended   tax treatment  of  the benefits provided with respect to the Option or share issuance or (2) comply with the requirements of Section 409A of the Code.

9. Capitalization Adjustments; Other Corporate Events.

(a)    Capitalization  Adjustments.  In  the  event  of   a Capitalization  Adjustment, the  Board  shall  appropriately adjust:  (i) the class(es) and maximum number of  securities subject  to  the  Plan pursuant to Section  3(a),  (ii)  the class(es)  and  maximum  number of securities  that  may  be issued  pursuant to the exercise of Incentive Stock  Options pursuant  to  Section 3(c), (iii) the class(es) and  maximum number  of  securities  that may be awarded  to  any  person pursuant to Section 3(d), and (iv) the class(es) and  number of  securities  and  price per share  of  stock  subject  to outstanding Options or share issuances. The Board shall make such  adjustments and all its determinations related to such adjustments shall be final, binding and conclusive.

(b)    Dissolution  or  Liquidation.  Except  as  otherwise provided  in  the  Option Agreement or  the  Stock  Issuance Agreement,  if  the  Company dissolves  or  liquidates,  all outstanding  Options or rights to acquire shares  of  Common Stock  shall terminate immediately prior to the consummation of such dissolution or liquidation, and the shares of Common Stock  subject  to the Company's repurchase  option  may  be repurchased by the Company notwithstanding the fact that the holder of such Common Stock is providing Continuous Service, provided,  however,  that  the  Board  may,  in   its   sole discretion, cause some or all outstanding Options or  rights to  acquire  shares of Common Stock to become fully  vested, exercisable  and/or  no  longer  subject  to  repurchase  or forfeiture  (to the extent such Options or rights  have  not previously expired or terminated) before the dissolution  or liquidation   is   consummated,  but  contingent   on   such consummation.

(c)   Corporate Transaction. The following provisions shall apply  to  Options  and rights to acquire shares of Common Stock in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the  Option, the  Stock Issuance Agreement or any other written agreement between the Company or any Affiliate and the holder  of  the Option  or  right or unless otherwise expressly provided  by the  Board at the time of grant of an Option or issuance  of shares.

(i)  Options or Rights May Be Assumed. Except as otherwise stated  in the Option Agreement or Stock Issuance Agreement, in  the  event of a Corporate Transaction, any surviving  or acquiring   corporation  (or  the  surviving  or   acquiring corporation's parent company) may assume or continue any  or all  Options  or  rights to acquire shares of  Common  Stock outstanding  under the Plan or may substitute similar  stock awards for Options outstanding under the Plan (including but not  limited  to,  awards to acquire the same  consideration paid  to  the  stockholders of the Company pursuant  to  the Corporate  Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant  to Options or rights to acquire shares  of  Common Stock may be assigned by the Company to the successor of the Company  (or  the successor's parent company,  if  any),  in connection  with such Corporate Transaction. A surviving  or acquiring  corporation (or its parent) may choose to  assume or  continue only a portion of an Option, right  to  acquire shares  of Common Stock or substitute a similar stock  award or  only a portion of an Option or right. The terms  of  any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 2.

(ii)  Options  or Rights Held by Current Optionholders  or Intended  Recipients.  Except as  otherwise  stated  in  the Option  Agreement or Stock Issuance Agreement, in the  event of  a  Corporate  Transaction  in  which  the  surviving  or acquiring  corporation  (or its  parent  company)  does  not assume  or  continue such outstanding Options or  rights  or substitute similar stock awards for such outstanding Options or  rights,  then  with  respect to outstanding  Options  or rights to acquire shares of Common Stock that have not  been assumed,  continued  or substituted and  that  are  held  by Optionholders   or  intended  recipients  whose   Continuous Service is not terminated prior to the effective time of the Corporate   Transaction  (referred  to   as   the   "Current Optionholders"), the vesting of such Options or rights (and, if  applicable, the time at which such Options or rights may be exercised) shall (contingent upon the consummation of the Corporate  Transaction) be accelerated in full to such  date and  time prior to the date and time of consummation of such Corporate Transaction as the Board shall determine  (or,  if the  Board shall not determine such a date, to the date that is  five  (5)  days prior to the consummation  date  of  the Corporate  Transaction), and such Options  or  rights  shall terminate  if not exercised (if applicable) at or  prior  to the  consummation time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company  with respect  to  such Options or rights shall lapse  (contingent upon the consummation of the Corporate Transaction).

(iii)  Options  or  Rights  Held  by  Persons  other  than Current  Optionholders or stockholders. Except as  otherwise stated  in the Option Agreement or Stock Issuance Agreement, in  the  event  of  a  Corporate Transaction  in  which  the surviving  or acquiring corporation (or its parent  company) does  not  assume  or continue such outstanding  Options or rights   or  substitute  similar  stock  awards   for   such outstanding options or rights, then with respect to  Options or  rights to acquire shares of Common Stock that  have  not been assumed, continued or substituted and that are held  by persons  other  than Current Optionholders or  stockholders, the  vesting  of such Options or rights (and, if applicable, the  time  at  which such Option or right may be  exercised) shall  not  be accelerated and such Options or rights  shall terminate  if  not exercised (if applicable)  prior  to  the consummation  time  of the Corporate Transaction;  provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Options or rights shall not terminate  and  may continue to be exercised notwithstanding the Corporate Transaction.

(iv)   Payment   for   Options  in   Lieu   of   Exercise.  Notwithstanding the foregoing, if an Option  or  right  will terminate if not exercised prior to the consummation of a Corporate  Transaction, the Board may provide, in  its  sole discretion, that the holder of such Option or right may  not exercise such Option or right but will receive a payment, in such  form as may be determined by the Board, equal in value to  the excess, if any, of (A) the value of the property the holder  of the Option or right would have received upon  the exercise of the Option or right, over (B) any exercise price payable by such holder in connection with such exercise.

(d)   Change  in  Control. An Option or  right  to  acquire shares   of  Common  Stock  may  be  subject  to  additional acceleration of vesting and exercisability upon or  after  a Change  in  Control  as may be provided  in  the  applicable Option  Agreement, Stock Issuance Agreement  or  as  may  be provided in any other written agreement between the  Company or any Affiliate and the Optionholder or intended recipient, but  in  the absence of such provision, no such acceleration shall occur.

10. Termination or Suspension of the Plan.

(a)   Plan  Term.  Unless sooner terminated  by  the  Board pursuant   to   Section  2,  the  Plan  shall  automatically terminate on the day before the tenth (10th) anniversary  of the date the Plan is adopted by the Board or approved by the stockholders  of  the  Company,  whichever  is  earlier.  No Options  or rights may be granted under the Plan  while  the Plan is suspended or after it is terminated.

(b)  No Impairment of Rights. Termination of the Plan shall not  impair rights and obligations under any Option  granted or shares issued while the Plan is in effect except with the written consent of the affected Optionholder or recipient.

11. Effective Date of Plan.

This Plan shall become effective on the Effective Date.

12. Choice of Law.

The law of the State of Nevada shall govern  all questions concerning the construction, validity and interpretation of this Plan, without regard to its conflict of laws rules.

13.  Definitions. As used in the Plan, any Option  Agreement or  Stock  Issuance  Agreement, unless otherwise  specified, the  following  terms  shall have  the  meanings  set  forth below:

(a)   "Affiliate" means, at the time of determination,  any "parent" or "subsidiary" as such terms are defined  in  Rule 405  of  the  Securities  Act.  The  Board  shall  have  the authority  to determine the time or times at which  "parent" or  "subsidiary" status is determined within  the  foregoing definition.

(b)  "Board" means the Board of Directors of the Company.

(c)   "Capitalization Adjustment" means any change that  is made  in,  or other events that occur with respect  to,  the Common Stock subject to the Plan or subject to any Option or right  after  the  Effective Date  without  the  receipt  of consideration by the Company (through merger, consolidation, reorganization,  recapitalization,  reincorporation,   stock dividend, dividend in property other than cash, stock split, liquidating  dividend, combination of  shares,  exchange  of shares,  change in corporate structure or other  transaction not  involving the receipt of consideration by the Company). Notwithstanding  the  foregoing,  the  conversion   of   any convertible securities of the Company shall not  be  treated as  a transaction "without receipt of consideration" by  the Company.

(d)  Change in Control shall mean a change in ownership  or control  of  the  Company effected  through  either  of  the following  transactions:  (i) the acquisition,  directly  or indirectly, by any person or related group of persons (other than  the  Company or a person that directly  or  indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule  13d-3  of the 1934 Act) of securities possessing  more than  fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or   exchange   offer  made  directly   to   the   Company's stockholders  which  the  Board  does  not  recommend   such stockholders to accept, or (ii) a change in the  composition of  the  Board over a period of thirty-six (36)  consecutive months  or  less such that a majority of the  Board  members ceases,  by  reason of one or more contested  elections  for Board  membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of  such  period or (B) have been elected or  nominated  for election as Board members during such period by at  least  a majority  of the Board members described in clause  (A)  who were  still  in  office at the time the Board approved  such election or nomination.

(e)   "Code"  means the Internal Revenue Code of  1986,  as amended, and regulations and other guidance thereunder.

(f)   "Committee"  means a committee of  one  (1)  or  more Directors to whom authority has been delegated by the  Board in accordance with Section 2(c).

(g)  "Common Stock" means the common stock of the Company.

(h)   "Company"  means CRC Crystal Research Corporation,  a Nevada corporation.

(i)   "Consultant" means any person, including an  advisor, who  is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for  such services,  or  (ii)  serving as a member  of  the  board  of directors  of  an  Affiliate and  is  compensated  for  such services. However, service solely as a Director, or  payment of  a fee for such service, shall not cause a Director to be considered a "Consultant" for purposes of the Plan.

(j)  "Continuous Service" means that the Optionholder's  or intended  recipient's  service  with  the  Company   or   an Affiliate,  whether as an Employee, Director or  Consultant, is  not  interrupted or terminated. A change in the capacity in  which  the  Optionholder or intended  recipient  renders service  to  the  Company or an Affiliate  as  an  Employee, Consultant or Director or a change in the entity  for  which the Optionholder or recipient renders such service, provided that  there  is  no  interruption  or  termination  of   the Optionholder's or recipient's service with the Company or an Affiliate,   shall   not  terminate  an  Optionholder's   or recipient's  Continuous Service. For example,  a  change  in status from an employee of the Company to a Consultant to an Affiliate   or  to  a  Director  shall  not  constitute   an interruption of Continuous Service. To the extent  permitted by  law,  the  Board or the chief executive officer  of  the Company,  in  that  party's sole discretion,  may  determine whether  Continuous Service shall be considered  interrupted in  the case of any leave of absence approved by that party, including  sick leave, military leave or any other  personal leave.  Notwithstanding the foregoing, a  leave  of  absence shall  be  treated  as Continuous Service  for  purposes  of vesting  in an Option or right to acquire shares  of  Common Stock  only  to  such  extent as  may  be  provided  in  the Company's leave of absence policy, in the written  terms  of any  leave of absence agreement or policy applicable to  the Optionholder or intended recipient, or as otherwise required by law.

(k)   "Corporate  Transaction" means the occurrence,  in  a single  transaction or in a series of related  transactions, of  any  one or more of the following events: (i) a sale  or other disposition of all or substantially all, as determined by  the  Board  in its sole discretion, of the  consolidated assets  of the Company and its Subsidiaries; (ii) a sale  or other  disposition of at least ninety percent (90%)  of  the outstanding   securities   of   the   Company;   (iii)   the consummation   of   a  merger,  consolidation   or   similar transaction following which the Company is not the surviving corporation;   or  (iv)  the  consummation  of   a   merger, consolidation  or  similar transaction following  which  the Company  is  the  surviving corporation but  the  shares  of Common  Stock outstanding immediately preceding the  merger, consolidation  or  similar  transaction  are  converted   or exchanged by virtue of the merger, consolidation or  similar transaction  into other property, whether  in  the  form  of securities, cash or otherwise.

(l)  "Covered Employee" shall have the meaning provided  in Section 162(m)(3)  of  the  Code  and the  regulations  promulgated thereunder.

(m)  "Director" means a member of the Board.

(n)  "Disability" means, with respect to an Optionholder or Participant,   the   inability  of  such   Optionholder   or Participant to engage in any substantial gainful activity by reason  of  any medically determinable physical  or  mental impairment which can be expected to result in death  or  can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

(o)  "Effective Date" means the effective date of this Plan document,  which  is  the  date of  the  annual  meeting  of stockholders of the Company held in 2010, provided this Plan is approved by the Company's stockholders at such meeting.

(p)   "Employee" means any person employed by the  Company, an  Affiliate or a Subsidiary. However, service solely as  a Director,  or payment of a fee for such services, shall  not cause a Director to be considered an "Employee" for purposes of the Plan.

(q)   "Entity"  means  a corporation, partnership,  limited liability company or other entity.

(r)   "Exchange Act" means the Securities Exchange  Act  of 1934, as amended.

(s)  "Fair Market Value" means, as of any date, the value of the  Common  Stock determined as follows: (i) If the  Common Stock  is listed on any established stock exchange or traded on  the  NASDAQ National Market, the NASDAQ Small Cap Market or  the  over-the-counter  market (including  the  "Bulletin Board"),  the  Fair Market Value of a share of Common  Stock shall  be the closing sales price for such stock as reported on  such exchange or market (or the exchange or market  with the  greatest volume of trading in the Common Stock) on  the date  of  determination,  as reported  in  The  Wall  Street Journal  or  such other source as the Board deems  reliable. Unless  otherwise  provided by the Board,  if  there  is  no closing  sales  price for the Common Stock on  the  date  of determination,  then  the Fair Market  Value  shall  be  the closing sale price on the last preceding date for which such information  exists or (ii) In the absence of  such  markets for  the  Common  Stock,  the Fair  Market  Value  shall  be determined by the Board in good faith.

(t)   "Incentive  Stock Option" means  an  Option  that  is intended  to  be,  and  qualifies as,  an  "incentive  stock option" within the meaning of Section 422 of the Code.

(u)  "Involuntary Termination" means the termination of the Service  of any individual which occurs by reason of: such individual's involuntary dismissal or discharge  by  the Company   for  reasons  other  than  Misconduct,   or   such individual's voluntary resignation following: (i)  a  change in  his  or  her position with the Company which  materially reduces his or her level of responsibility; (ii) a reduction in  his or her level of compensation (including base salary, fringe  benefits  and participation in corporate-performance based  bonus  or  incentive programs) by more  than  fifteen percent  (15%);  or (iii) a relocation or  such  individuals place  of employment by more than fifty (50) miles, provided and only such change, reduction or relocation is effected by the Company without the individual's consent.

(v)  "Misconduct" means the commission of any act of fraud, embezzlement or dishonesty by an Optionholder, any unauthorized   use   or  disclosure  by   such   person   of confidential information or trade secrets of the Company (or any  Affiliate),  any other intentional misconduct  by  such person  adversely affecting the business or affairs  of  the Company  (or  any  Affiliate) in a material  manner  or  the commission by an Optionholder of any act or omission that is deemed  to  be "cause" for dismissal or termination  of  the Employment of any Optionholder who is an Employee under  any employment or similar agreement between the Company (or  any Affiliate) and the Optionholder or any policy, procedure  or standard  applicable generally to Employees of  the  Company (or any Affiliate).

(w)  "Non-Employee Director" means a Director who either (i) is  not a current employee or officer of the Company  or  an Affiliate, does not receive compensation, either directly or indirectly,  from the Company or an Affiliate  for  services rendered as a consultant or in any capacity other than as  a Director (except for an amount as to which disclosure  would not   be  required  under  Item  404(a)  of  Regulation  S-K promulgated  pursuant to the Securities Act ("Regulation  S- K")),  does not possess an interest in any other transaction for which disclosure would be required under Item 404(a)  of Regulation   S-K,  and  is  not  engaged   in   a   business relationship for which disclosure would be required pursuant to  Item  404(b)  of  Regulation S-K; or (ii)  is  otherwise considered  a "non-employee director" for purposes  of  Rule 16b-3.

(x)  "Nonstatutory Stock Option" means any Option that does not qualify as an Incentive Stock Option.

(y)   "Officer"  means a person who is an  officer  of  the Company  within the meaning of Section 16 of the Exchange  Act  and the rules and regulations promulgated thereunder.

(z)   "Option"  means  an  Incentive  Stock  Option  or   a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(aa)  "Option Agreement" means a written agreement  between the  Company  and an Optionholder evidencing the  terms  and conditions  of an Option grant. Each Option Agreement  shall be subject to the terms and conditions of the Plan.

(bb)  "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

(cc) "Outside Director" means a Director who either (i) is not a current employee of the Company or  an "affiliated corporation"  (within  the meaning of  Treasury  Regulations promulgated under Section 162(m) of the Code),  is  not  a  former employee  of the Company or an "affiliated corporation"  who receives   compensation  for  prior  services  (other   than benefits  under a tax-qualified retirement plan) during  the taxable year, has not been an officer of the Company  or  an "affiliated  corporation," and does not receive remuneration from  the  Company  or  an "affiliated corporation,"  either directly  or  indirectly, in any capacity other  than  as  a Director   or  (ii)  is  otherwise  considered  an  "outside director" for purposes of Section 162(m)of the Code.

(dd) "Participant" means any person who is issued shares of Common Stock under the Stock Issuance Program.

(ee)  "Plan"  means this CRC Crystal Research Corporation 2010 Stock Incentive Plan.

(ff)  "Rule 16b-3" means Rule 16b-3 promulgated  under  the Exchange  Act or any successor to Rule 16b-3, as  in  effect from time to time.

(gg) "Securities Act" means the Securities Act of 1933,  as amended.

(hh)  "Service"  means the provision  of  services  to  the Company (or any Affiliate) by a person in the capacity of an Employee, a Non-Employee Director or a Consultant, except to the  extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

(ii) "Stock Issuance Agreement" means the agreement entered into  by  the  Company and the Participant at  the  time  of issuance  of shares of Common Stock under the Stock Issuance Program.

(jj)  "Subsidiary" means, with respect to the Company:  (i) any  corporation of which more than fifty percent  (50%)  of the  outstanding capital stock having ordinary voting  power to  elect  a  majority  of the board of  directors  of  such corporation (irrespective of whether, at the time, stock  of any other class or classes of such corporation shall have or might  have voting power by reason of the happening  of  any contingency)  is at the time, directly or indirectly,  Owned by  the  Company; (ii) any partnership in which the  Company has  a  direct or indirect interest (whether in the form  of voting  or participation in profits or capital contribution) of  more than fifty percent (50%); or (iii) any other Entity in  which  the  Company  has a direct or  indirect  interest (whether  in the form of voting or participation in  profits or capital contribution) of more than fifty percent (50%).

(kk) "Ten Percent Stockholder" means a person who owns  (or is  deemed  to  own pursuant to Section 424(d) of the  Code)  stock possessing more than ten percent (10%) of the total combined voting  power of all classes of stock of the Company or  any Affiliate.